EXHIBIT 99.1

                BESTFOODS SHAREHOLDERS FAVOUR UNILEVER DEAL
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Unilever confirmed this afternoon that Bestfoods' shareholders, meeting in
New Jersey, have voted in favour of the acquisition of Bestfoods by Unilever. Shareholders of Unilever PLC and N.V. gave their approval to the proposal at separate meetings this morning.

The closing remains subject to certain conditions set out in the merger agreement. It is anticipated that the transaction will be completed on Wednesday October 4, 2000.

                                   -o0o-

October 2, 2000


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about completion of the pending acquisition of Bestfoods by Unilever. Factors that could cause actual results to differ materially from those described herein include: the inability to obtain necessary antitrust approvals and actions of the U.S., foreign and local governments. More detailed information about these factors is set forth in the reports filed by Bestfoods and furnished by Unilever with the Securities and Exchange Commission. Neither Unilever nor Bestfoods is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise

In connection with the merger, Bestfoods has filed a definitive proxy statement with the Securities and Exchange Commission and mailed copies of this definitive proxy statement to Bestfoods security holders. SECURITY HOLDERS OF BESTFOODS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Bestfoods with, and furnished by Unilever to, the Securities and Exchange Commission in connection with the merger at the Securities and Exchange Commission's web-site at www.sec.gov. Security holders of Bestfoods may also obtain for free a copy of the proxy statement and other documents filed with the Securities and Exchange Commission by Bestfoods in connection with the merger by contacting Rainer H. Mimberg, Investor Relations, +1 201 894 2837. Security holders of Bestfoods may also obtain for free copies of documents furnished to the Securities and Exchange Commission by Unilever in connection with the merger by contacting Howard Green, Investor Relations, +44 207 822 6824.

                                   -o0o-